Exhibit 99.1

Pharma-Bio Serv Announces Results for the Year Ended
October 31, 2017

DORADO, PUERTO RICO / ACCESSWIRE / January 29, 2018 / Pharma-Bio Serv, Inc. (Pharma-Bio Serv or the Company) (OTCQB: PBSV), a compliance, project management and technology transfer support consulting firm, that provides services to the pharmaceutical, biotechnology, chemical, medical device, cosmetic, food and allied products industries, today announced net revenues for the year ended October 31, 2017 were $15.6 million, a decrease of approximately $4 million, or 20%, when compared to last year.

The revenue decrease is mainly attributable to decreases in the Puerto Rico consulting market and the Puerto Rico Lab of $3.7 and $0.4 million, respectively. Also, these results include (i) declines of $0.2 and $0.1 million, in the Puerto Rico consulting market and the Puerto Rico Lab respectively, which are attributable to the impacts of Hurricanes Irma and Maria (the “Hurricanes”), and (ii) declines in the United States and Brazil consulting markets of $0.2 and $0.1 million, respectively. These declines are partially offset by gains in the European consulting and Calibrations operations of approximately $0.3 and $0.2 million, respectively.

For the year ended October 31, 2017, the Company reported a net loss of approximately $1.4 million, an increase in net loss of $1.1 million when compared to the same period last year. The variance is mainly attributable to the decline in revenue, partially offset by cost reduction measures implemented during the year geared to align operational support expenses to market conditions. These cost reductions included (i) the closing of operational satellite offices and (ii) the net reduction of business development personnel and global support personnel.

“As of the end of fiscal year 2017, we have quickly recovered from the Hurricanes, focused our attention back to our strategies, including the US consulting services strategy, with a more streamlined business development approach, and started benefiting from incoming consulting opportunities in Europe,” said Victor Sanchez, CEO of Pharma-Bio Serv. “We remain confident that our strong presence and experience in the Puerto Rico market will yield results that allow us to maintain our share of the consulting and Lab operations”, he added.

About Pharma-Bio Serv, Inc.

Pharma-Bio Serv is a compliance, project management and technology transfer support consulting firm, headquartered in Puerto Rico, with operations in the U.S., Ireland, and Spain. Pharma-Bio Serv's core business is FDA and other international regulatory compliance agency related services, with integrated portfolio services including microbiological and chemical testing services for clients in the Pharmaceutical, Biotechnology, Chemical, Medical Device, Cosmetic, Food and Allied Products industries. The Company's services also include "Pharma Serv Academy," a division that provides technical and regulatory standards seminars/training conducted by industry experts. The Company's global team includes leading engineering and life science professionals, quality assurance managers and directors.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. There can be no assurance that the processes being undertaken by Pharma-Bio Serv will result in growth through business development or mergers and acquisitions. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2017, and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Company Contact:

Pedro J. Lasanta
Chief Financial Officer
787 278 2709

SOURCE: Pharma-Bio Serv, Inc.